                                                                    Exhibit 10.4


                               PEN HOLDINGS, INC.
                              STOCK PURCHASE PLAN


                            (Effective June 1, 1996)
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                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.   GENERAL ..............................................................   1

2.   DEFINITIONS...........................................................   2
     A.   Board ...........................................................   2
     B.   Code ............................................................   2
     C.   Chairman ........................................................   2
     D.   Class I Common ..................................................   2
     E.   Class II Common .................................................   2
     F.   Key Employee ....................................................   2
     G.   Purchase Price ..................................................   3
     H.   Purchaser .......................................................   3
     I.   Purchaser Representative ........................................   3
     J.   Plan ............................................................   3

3.   SHARES SUBJECT TO PLAN ...............................................   3
     A.   Aggregate Number of Shares ......................................   3
     B.   Authorized Unissued or Treasury Shares ..........................   4
     C.   Reallocation of Shares .........................................    4

4.   ADMINISTRATION OF PLAN ...............................................   4

5.   SPECIAL TERMS AND CONDITIONS .........................................   7
     A.   Repurchase of Shares ............................................   7
     B.   Investment Restrictions .........................................   7
     C.   Transferability of Purchase Rights ..............................   7
     D.   No Rights as Shareholder ........................................   8
     E.   No Rights to Continued Employment ...............................   8
     F.   Tax Elections ...................................................   8

6.   COMPLIANCE WITH OTHER LAWS AND REGULATIONS ...........................   8

7.   AMENDMENT, SUSPENSION, OR TERMINATION ................................   9

8.   EFFECTIVE DATE, TERM AND APPROVAL ....................................   9

9.   GOVERNING LAW; SEVERABILITY ..........................................   9


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                              STOCK PURCHASE PLAN

                               PEN HOLDINGS, INC.


         This STOCK PURCHASE PLAN, the "Plan", is dated effective as of June 1, 1996, and has been created and adopted by Pen Holdings, Inc., the "Company", a corporation organized and existing under the laws of the State of Tennessee, for the general purpose of providing an incentive to certain key employees to maximize their respective efforts for the benefit of the Company and all of its stockholders by providing them with the opportunity to purchase a number of shares of the Company's authorized but unissued Class II Common stock as set out in this Plan.

         1. GENERAL. The Plan is being instituted shortly after the recapitalization of the Company and the acquisition of a majority of the Company's presently issued and outstanding Class I Common stock by its Chairman. The Plan offers certain key employees, as may be selected and designated by the Chairman, the opportunity to subscribe for and purchase Class II Common stock of the Company at a price equal to their fair value of One Cent ($0.01) each. All shares purchased under the Plan are subject to reacquisition by the Company under certain circumstances.


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         2. DEFINITIONS.

            A. Board. The word "Board" means the Company's Board of Directors.

            B. Code. The word "Code" means the Internal Revenue Code of 1986, as amended.

            C. Chairman. The word "Chairman" means the chairman of the Company as elected by its Board of Directors.

            D. Class I Common. The term "Class I Common" means the Class I Common stock the Company is authorized to issue under its charter.

            E. Class II Common. The term "Class II Common" means the Class II Common stock the Company is authorized to issue under its charter.

            F. Key Employee. The terms "Key Employee" and "Key Employees" refer to those senior level executive employees of the Company as may be selected and designated by the Company Chairman to participate in the Plan.


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              G. Purchase Price. The term "Purchase Price" means the price to be paid for any shares of Class II Common stock upon the subscription and purchase thereof as provided under the Plan.

              H. Purchaser. The word "Purchaser" means a Key Employee who subscribes for and purchases Class II Common stock under the Plan.

              I. Purchaser Representative. The term "Purchaser Representative" means the personal representative of the Purchaser's estate, and after final settlement of the Purchaser's estate, the successor or successors entitled thereto by law.

              J. Plan. The word "Plan" means this Stock Purchase Plan as set forth in this document, as the same may be amended from time to time.

           3. SHARES SUBJECT TO PLAN.

              A. Aggregate Number of Shares. The aggregate number of shares of the Company's Class II Common stock that may be issued under the Plan shall not exceed Two Hundred Thousand (200,000) shares.


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              B.  Authorized Unissued or Treasury Shares. The shares to be delivered upon the purchase of stock under the Plan by a Key Employee may be made available from the Company's authorized and unissued or treasury shares of Class II Common stock.

              C. Reallocation of Shares. If any opportunity to subscribe for and purchase any of the Company's Class II Common stock under the Plan expires or terminates for any reason, then those shares of Class II Common stock which were subject to being purchased hereunder but which were not purchased shall thereupon become available again for purchase under this Plan by the same or another Key Employee upon designation by the Chairman as provided herein.

          4.  ADMINISTRATION OF PLAN.

              A. The Chairman of the Company shall have full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as the Chairman may deem proper and in the best interests of the Company.

              B. Subject to the terms and conditions of this Plan, the Chairman shall have exclusive jurisdiction: [i] to select Key Employees to whom shares of the

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Company's Class II Common stock may be made available for purchase under this
Plan, [ii] to determine the number of shares of such Class II Common stock which are to be made available to each Key Employee so designated as a participant, [iii] to determine when such shares of the Company's Class II Common stock will be made available for purchase to such participants, the manner in which each purchase shall be made, and the time each such participant shall have to determine whether to take advantage of such purchase opportunity, [iv] to condition the purchase of any of such stock upon the participant's agreement to the repurchase by the Company of all such stock upon termination of the employment of such Key Employee with the Company, [v] to consider and accept or reject any subscription for shares submitted by any person, [vi] to fix such other provisions of a Share Repurchase Agreement as the Chairman may deem necessary or desirable consistent with the purpose and terms of this Plan, and [vii] to resolve all other questions relating to the administration and operation of this Plan. The determination by the Chairman of any provisions of this Plan or any questions hereunder shall be final, conclusive, and binding upon all affected persons and the officers of the Company shall place into effect and shall cause the Company to perform its obligations under the Plan in accordance with the determinations of the Chairman.

             C. Offers to Key Employees of the opportunity to subscribe for and purchase shares of the Company's Class II Common stock under the Plan shall be


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made in writing and shall provide for the receipt of subscription proposals utilizing Subscription Agreements in form and substance the same as that Subscription Agreement attached as Exhibit A to this Plan and incorporated herein by this reference. Such offers to Key Employees shall remain open to acceptance for such time period as the Chairman may determine to be appropriate under the circumstances.

             D. Each Key Employee shall be offered the right to subscribe for and purchase such number of shares of the Company's Class II Common stock as may be deemed appropriate by the Chairman, up to but not more than Fifty Thousand (50,000) shares of such Class II Common stock, at a price of $0.01 per Share.

             E. The purchase price of all shares of the Company's Class II Common stock purchased under this Plan shall be payable in cash and shall be submitted with the subscription therefor.

             F. The Chairman shall receive and consider subscriptions submitted by Key Employees for the purchase of shares hereunder and shall accept or reject such subscriptions within Ten (10) days of their receipt.


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             G. Upon acceptance of a subscription submitted by a Key Employee pursuant to this Plan and receipt by the Company of the full purchase price of the Class II Common shares so subscribed for and to be purchased hereunder, the Company shall issue and deliver a stock certificate or certificates for such shares to the subscribing Key Employee.

         5.  SPECIAL TERMS AND CONDITIONS.

             A. Repurchase of Shares. All shares of the Company's Class II Common stock issued under this Plan shall be subject to repurchase by the Company upon the occurrence of certain events as set out in a Stock Repurchase Agreement in form and substance the same as that Stock Repurchase Agreement attached as Exhibit B attached hereto and incorporated herein by this reference.

             B. Investment Restrictions. Each participating Key Employee shall be required to represent that all shares of the Company's Class II Common stock purchased under this Plan are being acquired for investment purposes only and not for resale with a view to the distribution thereof.

             C. Transferability of Purchase Rights. The opportunity to participate in the purchase of any of the Company's Class II Common stock under this Plan is


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personal and may be exercised only by such Key Employee, and the same may not be transferred or assigned, whether voluntarily or involuntarily, or by the laws of descent and distribution.

             D. No Rights as Shareholder. Prior to the acceptance of a subscription for any of the Company's Class II Common stock, no Key Employee or other participant under this Plan shall have any rights as a shareholder.

             E. No Rights to Continued Employment. This Plan and any grant of opportunity to purchase any shares of the Company's Class II Common stock under this Plan shall not confer upon any rights with respect to continuance of employment by the Company.

             F. Tax Elections. Key Employees participating in this Plan may elect to have the rules of Section 83(b) of the Internal Revenue Code of 1986, as amended, apply in regard to any purchase of Company shares under this Plan.

         6. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. This Plan, the grant and exercise of opportunities to purchase shares of the Company's Class II Common stock hereunder, and the obligations of the Company hereunder shall


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be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

         7. AMENDMENT, SUSPENSION, OR TERMINATION. The Board shall have the right, at any time, to amend, suspend or terminate this Plan in any respect that it may deem to be in the best interests of the Company and consistent with all applicable restrictions and limitations.

         8. EFFECTIVE DATE, TERM AND APPROVAL. The effective date of the Plan shall be June 1, 1996. The Plan shall terminate on December 31, 1997, or upon the earlier placement of the full number of shares of the Company's Class II Common stock available hereunder.

         9. GOVERNING LAW; SEVERABILITY. This Plan shall be governed by and construed under the laws of the State of Tennessee. The invalidity or unenforceability of any provision of this Plan shall not affect the validity and enforceability of the remaining provisions of this Plan, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the remainder of this Plan.


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
                                                                       EXHIBIT A

                                              NAME:
                                                    ----------------------------
                                              Amount:
                                                     ---------------------------
                                              Shares:
                                                     ---------------------------

                               STOCK SUBSCRIPTION

                               PEN HOLDINGS, INC.

         WHEREAS, Pen Holdings, Inc., the "Company", is organized and exists under the laws of the State of Tennessee; and,

         WHEREAS, the Company is authorized to issue up to a total of Seven Million Eight Hundred Thousand (7,800,000) shares of Class I Common stock and Two Hundred Thousand (200,000) shares of Class II Common stock; and,

         WHEREAS, as of June 1, 1996, Four Million Two Hundred Ninety (4,290,000) shares of such Class I Common stock have been issued and are presently outstanding and Two Million Nine Hundred Fifty Thousand (2,950,000) shares of such Class I Common stock have been reserved for issuance in the event of the exercise by the holders of certain Convertible Preferred stock of certain rights to convert such shares of preferred stock into shares of the Company's Class I Common stock; and,

         WHEREAS, as of June 1, 1996, none of such Class II Common stock has been issued; and,

         WHEREAS, the undersigned subscriber, the "Subscriber", has been provided the opportunity to acquire up to ______________________ (________) shares of the Company's Class II Common stock under the terms of a Stock Purchase Plan dated June 1, 1996, the "Plan", for certain Key Employees as adopted by the Company and the Subscriber desires to subscribe for and purchase the number of shares of the Company's Class II Common stock set forth on the signature page hereof at the price and on the terms and conditions of this Subscription,

         NOW, THEREFORE, premises considered and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Subscriber does hereby subscribe and agree to pay for shares of the Company's Class II Common stock on the terms set out in this Subscription.

1.  The Subscriber represents and warrants that:

    a. The Subscriber is an employee and senior officer of the Company and has the ability to determine the risks and possible rewards of ownership of the Company's stock;

    b. The Subscriber has sufficient knowledge and experience in business and financial matters generally and concerning the Company and its organization and activities in particular to evaluate the risks of investing in the Company;

    c. The Subscriber has, either alone or in conjunction with the advice and counsel of professionals engaged by the Subscriber, made all decisions in evaluating whether to subscribe for and purchase stock to be issued by the Company as contemplated in this Subscription;

    d. The Subscriber has had and continues to have access to and the opportunity to ask questions of and to obtain from other officers and directors of the Company, to the extent possessed or obtainable without unreasonable effort and expense, such information, materials, and data as the Subscriber deems necessary to evaluate the merits and risks of investing in the Company;

    e. The Subscriber (i) understands that the Company is disputing the assessment of substantial taxes for prior years by the Internal Revenue Service and that the resolution of such disputes against the Company could have a substantial negative impact upon the Company's ability to continue its operations, and (ii) understands that there are no assurances that the Company will be successful in its tax disputes and that the shares subscribed for herein are highly speculative;

    f. The Subscriber is familiar with (i) the business and operations of the Company, (ii) the many and significant risks of substantial loss that the Company's business and operations involve, (iii) the financial condition and status of the Company, and (iv) the organizational structure of the Company, and (v) the relative rights of the holders of the various classes of securities which the Company is authorized under its charter to issue;

    g.   The Subscriber (i) is the sole party in interest in this Subscription,
(ii) is acquiring shares in the Company solely for investment purposes for the Subscriber's own account, and (iii) has no present agreement, understanding, intent, or arrangement to sell, assign, or transfer any of the shares being subscribed for herein;


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    h.   The Subscriber has a sufficient net worth and income to bear the economic risk of the purchase of the Company shares being subscribed for herein and a complete loss of this investment would not impose any hardship on the Subscriber;

    i. The Subscriber understands that (i) the shares being subscribed for have not been registered under the Securities Act of 1933, the Tennessee Securities Act of 1980, or any other securities laws or rules, and (ii) no securities regulatory authority or agency has reviewed or approved any investment in the Company or this Subscription;

    j. The Subscriber understands and agrees that any shares issued by the Company pursuant to this Subscription or otherwise cannot be sold, offered for sale, or otherwise transferred unless such shares are subsequently registered under one or more of such securities laws or an exemption from such registration requirements is available;

    k. The shares being subscribed hereby and this Subscription have been solicited privately and without any general statement or public advertising or promotion; and,

    l. The Subscriber understands that there is no market for any Company shares, and no such market is expected to develop, and that the Subscriber must bear the economic risk of investment in the Company for an indefinite period of time.

2. The Subscriber has determined to invest in the Company and subscribes and agrees to pay the Company the consideration set forth opposite the Subscriber's signature below for the shares of Class II Common stock herein subscribed.

3. The Subscriber understands and agrees that this Subscription constitutes the Subscriber's written agreement that the shares being subscribed for herein will not be sold or disposed of without either registration under all applicable securities laws or the establishment of an exemption therefrom to the Company's satisfaction.

4. The Subscriber agrees that this Subscription will be considered as a part of the Company's Stock Purchase Plan, that no rights of the Subscriber under this Subscription may be assigned or transferred, and that, should this Subscription be accepted, any transfer or sale of any shares issued to the Subscriber shall be restricted in the manner and fashion as set out in such Plan. The Subscriber further agrees and undertakes to enter into a formal written Stock Repurchase Agreement


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as set out in the Plan restricting any disposition of any such shares and permitting and/or requiring the Company's repurchase of any shares issued to the Subscriber under certain circumstances.

5. The Subscriber agrees that any certificate(s) issued by the Company to evidence the shares being subscribed for herein shall bear a legend substantially as follows:

                               SECURITIES LEGEND

          The shares represented by this certificate have not been registered with the Department of Commerce and Insurance of the State of Tennessee or the Securities & Exchange
          Commission. The shares may not be offered or sold without causing the same to be registered for sale with appropriate regulatory agencies, state and federal, or without a written opinion from counsel to the company that such sale can be made without such registration. The sale, conveyance, and transfer of these shares is restricted under the terms of a Stock Repurchase Agreement dated ____________________, a copy of which is available for review in the offices of the company.

6. The Subscriber affirms and covenants that each and all of the representations and warranties made by the Subscriber herein are true and accurate as of the execution of this Subscription and shall remain true and accurate through the acceptance or rejection of this Subscription by the Company.

7. The Subscriber understands and intends that the Company and its directors, officers, agents, and others will rely upon the representations and promises made by the Subscriber in this Subscription and agrees to indemnify and hold each and all of them harmless from any loss, expense, or liability, including reasonable attorney's fees, paid or incurred by any of them by reason of their reliance hereupon.

8. This Subscription may not be revised, amended or modified except with the approval of the Company.


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         IN WITNESS WHEREOF, this Subscription has been signed and delivered by the undersigned effective as of the _____ day of _______________, 1996.



                                         --------------------------------------
                                         Signature

                                         Name:
                                                 ------------------------------
                                         Address:
                                                 ------------------------------

                                                 ------------------------------

                                                 ------------------------------

                                         Number of Shares:
                                                          ---------------------
                                         Consideration:  $
                                                          ---------------------
                                         Social Security Number:
                                                -        -
                                         ------   ------   ------


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                                                                       EXHIBIT B

                           STOCK REPURCHASE AGREEMENT

                               PEN HOLDINGS, INC.

         THIS STOCK REPURCHASE AGREEMENT, the "Agreement", entered into this _____ day of ______, 1996, at Nashville, Tennessee, by and between PEN HOLDINGS, INC., a Tennessee corporation, the "Company", and ________________, an executive employee of the Corporation, the "Employee",

                             W I T N E S S E T H :

         WHEREAS, simultaneously with the execution of this Agreement, Employee has purchased __________________________ (________) shares of the Company's
Class II Common stock, the "Shares", pursuant to the Stock Purchase Plan, the "Plan", as adopted by the Company at a price of One Cent ($0.01) per share; and,

         WHEREAS, as a condition to the issuance and delivery of the Shares, the Plan requires the Employee to enter into this Stock Repurchase Agreement restricting the disposition of any of the Shares and providing for the repurchase of the Shares by the Company upon the termination of the Employee's employment with the Company and incorporating certain other terms and conditions affecting Employee's ownership of the Shares,

         NOW, THEREFORE, premises considered and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and Employee agree as follows:

     1. RESTRICTION ON TRANSFER OF SHARES. Employee agrees not to dispose of or encumber any of the Shares, other than a sale of Shares to the Company as required or permitted under this Agreement, without the prior written approval of the Company. Any attempt to transfer any Shares in violation of this restriction shall be void and the Company shall not be required to reregister or otherwise reflect any such attempted transfer of any Shares to any purported transferee on its books and records. The foregoing restriction shall lapse upon the occurrence of an Event as defined in Section 3 hereof.

     2.  REPURCHASE OF SHARES.

         a. Upon the termination of Employee's employment with the Company for any reason, including, without limitation, the Employee's death, disability, discharge, or retirement, Employee, or his estate in the event of his death, as applicable, shall sell and the Company shall purchase all of the Shares, at the price and on the terms set out in this Agreement.


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         b. The price to be paid by the Company for each of the Shares repurchased upon any termination of the Company's employment of Employee shall equal the sum of (i) the One Cent ($0.01) plus (ii) the Cumulative Income Amount per share determined as described at Section 5 below.

         c. Closing of the repurchase of Employee's Shares shall be made not more than Thirty (30) days after the termination of the Employee's employment with the Company, the "Termination Date", unless such termination is occasioned by the death of Employee, in which case the repurchase of Shares shall be made within Sixty (60) days after Employee's death or within Thirty (30) days after the appointment of a legal representative for the administration of Employee's estate, whichever is earlier. The purchase price for all shares purchased hereunder shall be paid by the Company's promissory note, which promissory note shall be substantially in form and substance the same as that attached hereto as Exhibit 1, shall bear interest at a rate equal to the yield to maturity rate on United States Treasury obligations having the same maturity, and shall be payable over a term of years equal to the greater of (i) the excess of Ten (10) over the number of whole calendar years elapsing between the date of this Agreement and the Employee's Termination Date or (ii) Five (5) years, in substantially equal quarter-annual installments of principal plus accrued interest. At the closing of a repurchase of Employee's Shares, a certificate or certificates representing the Shares being repurchased


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

shall be endorsed and delivered to the Company and the purchase price therefor shall be paid by the Company to the seller of the shares.

         d. For purposes of this Agreement, Employee shall be deemed "disabled" if, as a result of any illness, injury, accident, or condition of either a physical or psychological nature, Employee has been unable to substantially perform his duties and responsibilities hereunder for a period of Ninety (90) consecutive days if it can reasonably be expected that such inability to perform will continue indefinitely. The determination of whether any such inability can reasonably be expected to continue indefinitely shall be made by the Company's Board of Directors in good faith based on a medical examination by a physician selected by the Company and reasonably acceptable to Employee. Employee agrees to submit to medical examinations to determine whether he is disabled upon the reasonable requests of the Company from time to time.

     3. CO-SALE OF STOCK. Upon the occurrence of any of the following transactions or events, the "Event" or "Events", Employee shall have the right to sell or exchange all, but not less than all, of his Shares as provided herein as a part of and at the same time as the event or transaction giving rise to such rights.


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
         a.  The Events are as follows:

             i. The sale or issuance by the Company of any shares of any class of its capital stock pursuant to a registration statement filed with any securities regulatory authority as part of a public offering of such capital stock, whether as a part of any merger, consolidation, or share exchange with another corporation or otherwise;

            ii. The issuance by the Company of any shares of any class of its capital stock, other than the issuance of Common stock upon a conversion of the Company's Convertible Preferred stock now issued and outstanding, in a private or other transaction exempt from registration under applicable securities laws as a part of any merger, consolidation, or share exchange in which the Company is a participant with another corporation wherein the shareholders of the Company have their shares exchanged for securities issued by another corporation or for cash, or a combination thereof;

          iii.   The sale of all or substantially all of the Company's assets;
and,


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

             iv. The transfer of control, as defined in this Agreement, of the Company.

         b. Upon electing to sell or exchange his Shares under this Section 3, Employee shall be entitled to the highest price paid or given in exchange for each share of any of the Company's Common stock sold or exchanged by any other shareholder or issued by the Company as a part of the event or transaction giving rise to such rights.

         c. Upon the occurrence of any sale or exchange of any shares of the Company's Common stock in connection with an Event, Employee may participate in such transaction by delivering for sale or exchange, as the case may be, all of his Shares. Upon such an election, Employee shall deliver a certificate or certificates representing all of the Shares, duly endorsed in blank for transfer or accompanied by a properly signed blank stock power, at such time and place as is directed in connection with the Event against receipt of the consideration to be exchanged therefor.

         d. Provided always, however, that any transfer by gift or otherwise of Common stock to any One (1) or more members of a stockholder's immediate family or One (1) or more trusts established for the benefit such family members


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

shall not constitute, alone or with any other transaction, a "transfer of control" or an Event hereunder and shall not give rise to Employee's co-sale rights hereunder.

         e. For purposes of this Agreement, "transfer of control" means one or more events or transactions which individually or collectively result in (i) the transfer of more than Seventy-five percent (75%) of the Company's Common Stock in any Twelve (12) month period or (ii) the issuance of sufficient additional shares of the Company's Common stock that the shares thereof which are issued and outstanding on the date of this Agreement constitute less than Fifty percent (50%) of the Company's then issued and outstanding Common stock.

         f. The Company shall promptly notify Employee of the occurrence or planned occurrence of any Event.

     4. TRANSFER OF CONTROL. Upon a determination by holders of at least Seventy-five percent (75%) of the Company's issued and outstanding Common stock, exclusive of Common shares issuable upon a conversion of the Company's Convertible Preferred stock unless such Convertible Preferred stock shall have been converted prior to time of such determination, to sell and transfer their shares of the Company's Common stock to an unrelated person, then Employee shall also sell and transfer all of his Shares to such purchaser, in accordance with and at the same


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

price and upon the same terms and conditions applicable to such other shareholder(s) of the Company, whether for cash, promissory obligations, or by way of an exchange or conversion of securities, or some combination thereof.

     5. CUMULATIVE INCOME AMOUNT. The "Cumulative Income Amount" constitutes a portion of the purchase price to be paid by the Company for Shares repurchased by the Company upon a termination of the employment of Employee with the Company and is defined as the aggregate of the net income of the Company per common share, determined over the period beginning with the close of the Company's last fiscal year ending prior to the date hereof and ending with the close of the Company's last fiscal year ending prior to the Employee's Termination Date.

         a. The Company's net income per common share for any fiscal year shall equal the Company's net income for such period, determined from the books and records of the Company for such period but adjusted as provided herein, divided by the total number of shares of the Company's Common stock issued and outstanding as of the last day of such fiscal year, exclusive of all Common shares issued or issuable upon a conversion of the Company's Convertible Preferred stock.


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

         b. All determinations of the Company's net income for purposes of this Agreement shall be made from the Company's annual statement of income as prepared from the books and records of the Company in accordance with generally accepted accounting principles consistently applied as certified by the Company's independent public accountants; provided, however, that if termination of Employee's employment with the Company shall occur by reason of Employee's death, then all life insurance proceeds payable on account thereof shall be excluded in determining the Company's net income, whether or not such proceeds are paid to the Company as of any particular date.

     6. LEGENDS. All certificates evidencing any Shares subject to this Agreement shall bear the following legend:

         "The shares represented by this certificate are subject to a certain Stock Repurchase Agreement by and between Pen Holdings, Inc., and the owner reflected on the face of this certificate. Pursuant to that Stock Repurchase Agreement, the shares represented by this certificate must be surrendered to the Company upon the termination of such owner's employment with the Company and are not transferable free of that obligation. A copy of such Stock Repurchase Agreement is available at the principal corporate office of the Company."


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

     7. BINDING AFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legatees, administrators, executors, legal representatives, successors, and assigns.

     8. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and no waiver, alteration, amendment, or modification of any of the provisions hereof shall be binding unless it is in writing and signed by the Employee and the Company.

     9. NOTICES. Any notice, reply, or other communication required or permitted by this Agreement shall be given in writing and may be served by depositing same in the United States mail, certified, postage prepaid, or by depositing same with a nationally recognized overnight express service, prepaid, addressed to the party or parties to be notified, or by delivering the notice in person to such party or parties. Notices shall be effective when actually received.

     10. ADDRESSES. The addresses of the Company and Employee shall be the addresses shown with their names on the signature page hereof, unless a notice otherwise is given by the party changing its address to the other. The Company and Employee shall have the right to change its or his addresses by notice given as provided herein.

     11. SEVERABILITY. If any provision of this Agreement is rendered or declared illegal by reason of any existing or subsequently enacted legislation or by a final decree of a court of competent jurisdiction that is not appealable, the Company and Employee will promptly meet and negotiate substitute provisions for those declared or rendered illegal, but all the remaining provisions of the Agreement shall remain in full force and effect.

     12. GENDER. Any reference in this Agreement to the masculine gender includes the feminine and neuter genders and vice versa.

     13. SYNTAX. Any reference in this Agreement to the singular includes the plural and vice versa.

     14. CONSTRUCTION. This Agreement is being entered into and is to be performed in the State of Tennessee, and it shall be governed and construed in accordance with the laws of the State of Tennessee.

     15. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and do not in any way affect the meaning or interpretation of the text of this Agreement.

     16. NO PARTNERSHIP CREATED. The parties to this Agreement do not intend to create a partnership or agency relationship among them, and it is expressly agreed that no such partnership or agency relationship is, or shall be deemed to have been created by this Agreement; except as expressly set forth in this Agreement, no party shall by reason of this Agreement have the power or authority to bind any other party contractually or otherwise and no party shall be responsible or liable for the actions or omissions of any other party, whether acting pursuant to this Agreement or otherwise.

     17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth above.

                                          EMPLOYEE


                                          -------------------------------------

                                          "COMPANY"

                                          PEN HOLDINGS, INC.


                                          By:
                                                -------------------------------
                                          Title:
                                                -------------------------------

                                                                       EXHIBIT 1

                                PROMISSORY NOTE

$                                                                    , Tennessee
 ---------------                                    -----------------

         FOR VALUE RECEIVED, the undersigned Pen Holdings, Inc., promises to pay to the order of _______________________________ the sum of _____________ and
_____/100 Dollars ($ _________._____), over a period of approximately ________
(____) years in substantially equal quarter-annual installments of principal of ____________ ($ _________._____) each, plus all accrued interest at the Rate defined below in this Note. Payments shall be due and payable on the first day of each calendar quarter following the date of this Note and the entire remaining balance hereof shall be due and payable on the first day of ___________, _____. All payments shall be applied first to accrued but unpaid interest and the balance to the principal balance hereof. Both principal and interest due on this note are payable at the offices of the holder in ________________________, Tennessee, at par in lawful money of the United States of America. As used in this Note, the term "Rate" shall mean the _________ percent (_____%) per annum.

         In the event any payment due hereunder remains unpaid more than Five
(5) days after notice to the undersigned by the Holder that a payment due hereunder has not been made as and when due, then in any such case and upon at least Ten (10) days advance notice, the entire unpaid principal sum evidenced by this note, together with all accrued interest, shall, at the option of any holder, become due and payable forthwith, unless all required payments shall have been made before the end of such period. Failure of the holder to exercise this right of accelerating the maturity of the debt, or indulgence granted from time to time, shall in no event be considered as a waiver of said right of acceleration or stop the holder from exercising said right in the future.

         All persons now or at any time liable for the payment of the indebtedness evidenced by this note, for themselves, their heirs, representatives, and assigns, waive demand, presentment, protest, and all other notices or demands whatsoever with respect to this note or the enforcement hereof, and consent that the time of said payments or any part thereof may be extended by any holder, all without in any wise modifying, releasing, or affecting their respective liability. The term obligor shall include all parties directly or indirectly obligated for the indebtedness evidenced hereby, whether as principal, maker, endorser, surety, guarantor or otherwise.

         It is expressly understood and agreed by all parties hereto, including obligors, that if it is necessary to enforce payment of this note through an attorney or by suit, undersigned or any obligors shall pay reasonable attorney's fees and all costs of collection. This obligation is made and intended as a Tennessee contract and is to be so construed.

         IN WITNESS WHEREOF, this note has been duly executed as of the ______ day of __________, ___.